Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Announces Update on Recent Operating Trends
and Contract to Sell The Roger New York

Bethesda, MD, June 7, 2021 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced an update on recent operating trends, including:

▪Operating Trends: Overall operating trends continue to improve each week, and the Company expects to achieve positive Adjusted EBITDAre in the second quarter of 2021;

▪Strong leisure demand; Business transient demand improving: Leisure demand continues to show robust growth. Business transient travel is in the early stages of its recovery, and the Company is encouraged with improved group activity and booking trends;

▪Balance Sheet: The Company currently estimates its liquidity to be approximately $950 million, with no material debt maturities until the fourth quarter of 2022. All debt remains 100% unsecured;

▪Capital Available for Acquisitions: The Company has over $330 million available for acquisitions as a result of recent dispositions and its $230 million Series G Cumulative Redeemable Preferred Shares issuance; and,

▪Recent Renovations and Redevelopments: Half of Pebblebrook’s portfolio has been recently or is currently being redeveloped and transformed to higher quality levels. These capital reinvestment projects are expected to increase the Company’s hotel EBITDA growth rate over the next several years as customers return to travel.

Please visit http://investor.pebblebrookhotels.com/Presentations to view the updated presentation the Company issued on its website with these details.

Contract to Sell The Roger New York

Additionally, the Company announced that it executed a contract to sell its leasehold interest in The Roger New York for $19 million to an unaffiliated third party. The sale is subject to normal closing conditions, and the Company offers no assurances that this sale will be completed on these terms, or at all.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 52 hotels, totaling approximately 12,800 guest rooms across 14 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. These forward-looking statements relate to timing of reaching positive Adjusted EBITDAre, expected liquidity, investment opportunities and the Company’s completion of a hotel sale. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the COVID-19 pandemic, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of June 7, 2021. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com